Exhibit 16.2
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                  SUPPLEMENTAL CODE OF ETHICS FOR THE CEO AND
                   SENIOR FINANCIAL OFFICERS OF HEMOSOL CORP.
                   ------------------------------------------

           This Supplemental Code of Ethics is applicable to the Chief Executive Officer ("CEO"), the Chief Financial Officer ("CFO") and other senior officers of Hemosol Corp. and its subsidiaries and affiliates (together, "The Company" or the "Company") identified below.

           The Company has also adopted a Code of Business Conduct and Ethics (the "Code") that applies to directors, officers and employees of the Company. The CEO, CFO and other senior officers of The Company that are subject to this Supplemental Code of Ethics are also subject to the Code. In adopting both this Supplemental Code of Ethics and the Code, the Company has recognized the vital importance to the Company of conducting its business subject to the highest ethical standards and in full compliance with all applicable laws and, even where not required by law, with the utmost integrity and honesty.

PERSONS COVERED BY THIS CODE OF ETHICS
--------------------------------------

           This Supplemental Code of Ethics is applicable to each officer of the Company or its affiliates having any or all of the following responsibilities and/or authority, regardless of formal title: the Chief Executive Officer, the Chief Financial Officer, the chief accounting officer, the controller, the treasurer, the chief tax officer, the chief legal officer, the general auditor, any assistant general counsel responsible for finance matters, any assistant controller and any regional or business unit financial officer (each, a "Covered Officer"). This Supplemental Code of Ethics applies to a Covered Officer irrespective of the affiliated company or other entity that employs such Covered Officer. All references herein to dealings with, or actions of or transactions with, the Company refer also to dealings with, or actions of or transactions with, any Company subsidiary or affiliate and any other entity in which the Company has a substantial investment.

GENERAL PRINCIPLES
------------------

           In all of their dealings on behalf of, or with, the Company, each Covered Officer must:

           o Engage in and promote honest and ethical conduct, including by avoiding actual or potential conflicts of interest between personal and business or professional relationships;

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           o          Act in good faith, responsibly, with due care, competence
                      and diligence, without misrepresenting material facts or allowing his or her independent judgment to be subordinated to the judgment of others;

           o Produce full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company makes in documents filed with, or submitted to all applicable securities regulatory agencies and in other public communications;

           o Comply with all applicable laws, rules and regulations (including, but not limited to, those relating to disclosure of the business activities and/or performance of the Company);

           o Promptly report violations of this Supplemental Code of Ethics, or of the Code to the appropriate persons;

           o Protect the confidentiality of non-public information about the Company and its customers or suppliers or other business partners/co-venturers, and prevent the unauthorized disclosure of such information unless required by applicable law;

           o Ensure the responsible use of, and control over, all Company assets and resources entrusted to his or her care; and

           o Assume accountability for compliance with, and the interpretation and enforcement of, this Supplemental Code of Ethics.

IMPLEMENTING POLICIES AND PROCEDURES
------------------------------------

           In furtherance of the general principles stated above, each Covered Officer must adhere to the following set of implementing policies and procedures:


1.         Avoidance and Handling of Conflict of Interest Situations.

           Each Covered Officer is expected to avoid whenever practicable situations where his or her personal interest may conflict with, or be reasonably perceived to conflict with, the best interests of the Company and, where it is not possible to avoid an actual or apparent conflict of interest, to act in a manner expected to protect and advance the Company's sole best interest. Accordingly, a Covered Officer:

           o is not permitted to compete, either directly or indirectly, with or against the Company;

           o is not permitted to receive compensation in connection with services performed relating to any transaction entered into by the Company, other than compensation


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                      received in the ordinary course of the Covered Officer's
                      employment by the Company;

           o should avoid making any personal investment, acquiring any personal financial interest or entering into any association that interferes, might interfere, or might reasonably be thought to interfere, with his or her independent exercise of judgment on behalf of the Company and in its best interests; and

           o take or otherwise appropriate for his or her personal benefit, or for the benefit of any other person or enterprise, any opportunity or potential opportunity that arises or may arise in any line of business in which the Company or any Company subsidiary or affiliate engages or is considering engaging without first notifying and obtaining the written approval of the CEO or his/her designee, and, with respect to the CEO him or herself, by obtaining the written approval of the Chairman of the Audit Committee.

                      >> To protect and advance the interests of the Company in any situation where the interests of the Company and the interests of a Covered Officer may conflict or be perceived to conflict, it will generally be necessary for the Covered Officer to cease to be involved in dealing with the situation on behalf of the Company and for another director, officer or employee of the Company to act on the matter on behalf of the Company, for example in the negotiation of a transaction on behalf of the Company.

                      >> There is no "bright-line" test for, or comprehensive definition of what constitutes, a conflict of interest, although the minimum standard is compliance with all applicable laws, this Supplemental Code of Ethics, and the Code. Accordingly, while not every situation that may give rise to a conflict of interest can be enumerated either in this Supplemental Code of Ethics or the Code, a Covered Officer must treat as a conflict of interest any situation in which that person, or any person with whom he or she has a personal relationship, including but not limited to a family member, in-law, business associate, or a person living in such Covered Officer's personal residence:

                                 |X|        solicits or accepts, directly or
                                            indirectly, from customers,
                                            suppliers or others dealing with the
                                            Company any kind of gift or other
                                            personal, unearned benefit as a
                                            result of his or her position with
                                            the Company (other than non-monetary
                                            items of nominal intrinsic value);

                                 |X|        has any financial interest in any
                                            competitor, customer, supplier or
                                            other party dealing with the Company
                                            (other than receipt of money,
                                            property or services, in any given
                                            year, in an amount exceeding the
                                            greater of $1 million or 2% of the
                                            entity's consolidated gross revenues
                                            or obtains an ownership interest in


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                                            the securities of such entity
                                            exceeding 1% of the outstanding
                                            securities in a class of
                                            securities);

                                 |X|        has a consulting, managerial or
                                            employment relationship in any
                                            capacity with a competitor,
                                            customer, supplier or other party
                                            dealing with the Company, including
                                            the provision of voluntary services;
                                            or

                                 |X|        acquires, directly or indirectly,
                                            real property, leaseholds, patents
                                            or other property or rights in which
                                            the Company has, or the Covered
                                            Officer knows or has reason to
                                            believe at the time of acquisition
                                            that the Company is likely to have,
                                            an interest.



2. Full, Fair and Timely Disclosure; Adequacy of Disclosure Controls and Procedures and Internal Control Over Financial Reporting.

           The Covered Officers are responsible under applicable securities laws, and this Supplemental Code for assuring accurate, full, fair, timely and understandable disclosure in all of the Company's public communications, including but not limited to any report or other document filed with or submitted to the SEC, the Ontario Securities Commission ("OSC") or other governmental agency or entity, or in a press release, investor conference or any other medium in which a Covered Officer purports to communicate on behalf of the Company. Accordingly, it is the responsibility of each of the Covered Officers promptly to bring to the attention of the CEO of the Company any credible information of which he or she becomes aware that would place in doubt the accuracy and completeness in any material respect of any disclosures of which he or she is aware that have been made, or are to be made, directly or indirectly by the Company in any public filing or submission or any other formal or informal public communication, whether oral or written (including but not limited to a press release).

           In addition, each Covered Officer is responsible for promptly bringing to the attention of the Chair of the Audit Committee any credible information of which he or she becomes aware that indicates any deficiency in the Company's internal controls over financial reporting within the meaning of:

                      >> Section 404 of the Sarbanes-Oxley Act and the SEC's implementing rules; and/or

                      >> the Company's disclosure controls and procedures for preparing SEC reports or other public communication as mandated by Section 302 of the Sarbanes-Oxley Act and the SEC's implementing rules; or

                      >> any applicable, analogous law, regulation, rule or legislation;

even if a materially inaccurate or incomplete disclosure by or on behalf of the Company has not resulted or is not expected imminently to result from such deficiency.

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           Each Covered Officer is reminded, moreover, that the Company is required by law and its Code to keep books and records that accurately and fairly reflect its business operations, its acquisition and disposition of assets and its incurrence of liabilities, as part of a system of internal accounting controls that will ensure the reliability and adequacy of these books and records and that will ensure that access to Company assets is granted only as permitted by Company policies.


3.         Compliance with the Code of Ethics; Violations of Law.

           Each Covered Officer will promptly bring to the attention of the CEO (or such other person as may be designated by the Board of Directors of the Company (the "Board") from time to time) any credible information he or she may receive or become aware of indicating:

           o that any violation by a Covered Officer of this Supplemental Code of Ethics either has occurred, may be occurring, or is imminent;

           o that any violation of the U.S. or Canadian law or any rule or regulation respectively thereunder by a Covered Officer has occurred, may be occurring, or is imminent; or

           o that any violation by a Covered Officer of any other law, rule or regulation applicable to the Company has occurred, is occurring or is imminent.

           In reporting violations under this section, Covered Officers may utilize the confidential or anonymous complaint procedures contained in the Code. In addition, in the event that the CEO is implicated or is potentially implicated in any alleged violation under this section, Covered Officers may report such violations directly to the Chairman of the Audit Committee in accordance with the complaint mechanism set forth in the Code.

           The CEO and the Audit Committee will have responsibility for investigating and responding to violations reported under this section. The CEO will ensure that the Audit Committee is also promptly informed of all violations reported under this section that are considered credible and meritorious.

           A completed certificate attesting to compliance with this Code of Ethics will be obtained from all Covered Officers by the CEO promptly after the approval of this Code of Ethics by the Board of Directors or an individual becoming a Covered Officer, as pertinent, and, thereafter on an annual basis. The CEO will make all such certificates available to the Audit Committee upon request.

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4.         Independent Auditors.

           Covered Officers are prohibited from directly or indirectly taking any action to fraudulently influence, coerce, manipulate or mislead the Company's independent public auditors for the purpose of rendering the financial statements of the Company misleading.

5.         Amendments to and Waivers of the Code of Ethics.

           Where an amendment to or waiver of this Supplemental Code of Ethics may be necessary or appropriate with respect to a Covered Officer, such person shall submit a request for approval to the Board, through the CEO. Only the Board, or a duly authorized committee of the Board, may grant waivers from compliance with this Supplemental Code of Ethics or make amendments to this Supplemental Code of Ethics. All waivers, including implicit waivers, and amendments will be publicly disclosed as required by SEC or other applicable body or regulations, and no waiver, implicit waiver or amendment of this Supplemental Code of Ethics will become effective until such public disclosure is made. For this purpose, a "waiver" means the approval by the Board of a material departure from a provision of this Supplemental Code of Ethics and an "implicit waiver" means the failure of the Board to take action within a reasonable period of time regarding a material departure from a provision of this Supplemental Code of Ethics after any executive officer of the Company has become aware of such material departure.

           If the Board, or a duly authorized committee or representative of the Board, decides to grant a waiver from this Supplemental Code of Ethics, it will ensure that, if the circumstances warrant, the waiver is accompanied by appropriate controls designed to protect the Company from the risks of the transaction with respect to which the waiver is granted. The CEO will be advised of the waiver for the purposes of ensuring prompt disclosure of the waiver and modification (if required) of the Company's disclosure controls or procedures in light of the waiver.

6.         Sanctions for Violations.

           In the event of a violation of this Supplemental Code of Ethics by a Covered Officer, the Board or the Audit Committee, as appropriate, will determine the appropriate actions to be taken after considering all relevant facts and circumstances. Such actions will be reasonably designed to:

           o deter future violations of this Supplemental Code of Ethics or other wrongdoing; and

           o promote accountability for adherence to the policies of this Supplemental Code of Ethics and other applicable policies.


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           In determining the appropriate sanction in a particular case, the
Board or the Audit Committee, in consultation with the CEO and other members of senior management as deemed appropriate by the Board or Audit Committee, may consider the following matters:

           o          the nature and severity of the violation;

           o whether the violation was a single occurrence or repeated occurrences;

           o whether the violation appears to have been intentional or inadvertent;

           o whether the individual(s) involved had been advised prior to the violation as to the proper course of action; and

           o whether or not the individual in question had committed other violations in the past.

           Covered Officers are reminded that violations of this Supplemental Code of Ethics may also constitute violations of law that may result in civil or criminal penalties for the Covered Officers and/or the Company.










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